SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 22 2008

Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 22, 2008, Earth Biofuels, Inc. (the “Company”) finalized the terms of a binding Letter of Intent (the “LOI”). The terms of the LOI provide for the Company to sell 100% of its ownership interest in its wholly owned subsidiary, Earth LNG, Inc., a Texas corporation (“Earth LNG”) to PNG Ventures, Inc., a Nevada corporation (“PNG”).

Through the transaction, PNG will acquire 100% ownership of Earth LNG and all of its subsidiaries, including its LNG production facility located in Topock, Arizona.  PNG and the Company have agreed to use best efforts to complete more definitive transaction documents and close the transaction on or before June 30, 2008, and have agreed to a break up fee to be paid to PNG in the event the proposed transaction is not closed on or before such date.  In addition, PNG has agreed to assume certain outstanding debts due by the Company to certain parties.  The complete terms of the LOI have been filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On June 10, 2008, Earth Biofuels, Inc. (the “Company”) issued a press release entitled “Earth Biofuels Signs Binding Letter of Intent to Spin Out LNG Subsidiary.” A copy of the press release has been attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Number	Exhibit
10.1	Letter of Intent between PNG Ventures, Inc. Earth Biofuels, Inc. and Earth LNG, Inc.
99.1	Press Release entitled entitled “Earth Biofuels Signs Binding Letter of Intent to Spin Out LNG Subsidiary”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels, Inc. (Registrant)

June 11, 2008	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III
Chief Executive Officer